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                                  EXHIBIT 99.5

                          MACK-CALI REALTY CORPORATION

                  DIRECT REGISTRATION TRANSFER INSTRUCTION FORM

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

      FOR USE BY "STREET NAME" SHAREHOLDERS OF MACK-CALI REALTY CORPORATION

Dear "Street Name" Shareholder:

Mack-Cali Realty Corporation's common stock is Direct Registration System eligible. What this means is that you can now take advantage of the newest form of book-entry share registration--Direct Registration. Direct Registration allows you to register your shares on the books of Mack-Cali Realty Corporation and keep your broker account information intact. This provides you with total portability should you wish to sell your shares either through your broker or through Mack-Cali Realty Corporation. In addition, once your broker initiates your Direct Registration transfer, you are eligible as a registered shareholder to participate in Mack-Cali Realty Corporation's direct stock purchase plan.

If you want to transfer any of your "street name" shares to Direct Registration, you can either:

1. Call your broker and provide him or her with the following information and instructions or

2. Fill out the form below with the information known to you and present it to your broker.

                        DIRECT REGISTRATION INSTRUCTIONS

Authorization and instructions to my broker to transfer ____________ of my shares from "street name" to a registered position through the Direct Registration System. This transfer should be processed by my broker via the Night Auto Withdrawal-By-Transfer (NWTI) function through the Depository Trust Company (DTC) coded as a "S" transaction.

NAME:
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ADDRESS:
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SOCIAL SECURITY OR TAX ID#:
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BROKER/DEALER ACCOUNT #:
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COMPANY:......................................  Mack-Cali Realty Corporation

CUSIP #:......................................  554489 10 4

ISSUE:........................................  Common Stock


BROKER/DEALER NAME:
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BROKER./DEALER ID #:
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
TRANSFER AGENT:...............................  EquiServe, L.P.

TRANSFER AGENT TELEPHONE #:...................  (800) 317-4445 (within the United States and Canada)
                                                (201) 324-0313 (outside the United States and Canada)
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SIGNATURE OF "STREET NAME" OWNER:
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DATE:
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